CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A)(No. 333-44423) of Legg Mason Charles Street Trust, Inc. of our report dated May 4, 2001, included in the 2001 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 16, 2001